SUBSCRIPTION AGREEMENT

Biolase, Inc. 4 Cromwell

Irvine, California 92618

Ladies and Gentlemen:

The undersigned understand that Biolase, Inc., a corporation organized under the laws of Delaware (the “Company”), is offering an aggregate of 1,945,525 shares of its common stock, par value $0.001 per share (“Common Stock” and such shares of Common Stock, the “Securities”), in a private placement. The undersigned further understand that the offering is being made without registration of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), or any securities law of any state of the United States or of any other jurisdiction.

1.   Subscription. Subject to the terms and conditions hereof, the undersigned hereby irrevocably subscribe for the Securities set forth on Schedule I for the aggregate purchase price set forth below, which is payable as described in Section 4 hereof. The undersigned acknowledge that the Securities will be subject to restrictions on transfer as set forth in this subscription agreement (this “Subscription Agreement”).

2.   Acceptance of Subscription and Issuance of Securities. It is understood and agreed that the Company’s acceptance of this subscription shall be deemed effective when this Subscription Agreement is signed by a duly authorized officer of the Company and delivered to the undersigned. Notwithstanding anything in this Subscription Agreement to the contrary, the Company shall have no obligation to issue any of the Securities to any person who is a resident of a jurisdiction in which the issuance of Securities to such person would constitute a violation of the securities, “blue sky” or other similar laws of such jurisdiction (collectively referred to as the “State Securities Laws”).

3.   The Closing. The closing of the purchase and sale of the Securities (the “Closing”) shall take place at the headquarters of the Company, within one (1) business day of the date hereof, or at such other time and place as the Company may designate by notice to the undersigned.

4.   Payment for Securities. Payment for the Securities shall be received by the Company from the undersigned by wire transfer of immediately available funds or other means approved by the Company at or prior to the Closing, at the price of $2.57 per share, for total consideration of $4,999,999.25. The Company shall deliver certificates representing the Securities to the undersigned at the Closing bearing the legend set forth in Section 9.

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5.  Representations and Warranties of the Company. As of the date hereof and as of the Closing, the Company hereby represents and warrants to and covenants with the undersigned that:

(a) General.

(i) The Company is duly formed and validly existing under the laws of Delaware, with full power and authority to conduct its business as it is currently being conducted and to own its assets; and has secured any other authorizations, approvals, permits and orders required by law for the conduct by the Company of its business as it is currently being conducted.

(ii) The Company has all corporate right, power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Subscription Agreement by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder has been taken. This Subscription Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii) The Securities have been duly authorized and, when issued, delivered and paid for in the manner set forth in this Subscription Agreement, will be validly issued, fully paid and non-assessable and shall be free and clear of any encumbrances, preemptive rights or restrictions (other than as provided in this Subscription Agreement or any restrictions on transfer generally imposed under applicable securities laws).

(iv) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement, other than filings that have been made, or will be made, pursuant to the rules and regulations of Nasdaq, applicable State Securities Laws and post-sale filings pursuant to applicable federal and State Securities Laws which the Company undertakes to file or obtain within the applicable time periods.

(v) Assuming the accuracy of the undersigned’s representations and warranties set forth in Section 6, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the undersigned as contemplated hereby.

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(b) Listing Requirements.

(i) The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Nasdaq Capital Market (or such other trading market that the Company applies to have the Common Stock traded on), and, as promptly as practicable following the Closing, to secure the listing of all of the Securities on such trading market.

6.  Representations and Warranties of the Undersigned. As of the date hereof and as of the Closing, each of the undersigned, severally and not jointly, hereby represents and warrants to and covenants with the Company that:

(a) General.

(i) The undersigned has all requisite authority to purchase the Securities, enter into this Subscription Agreement and to perform all the obligations required to be performed by the undersigned hereunder, and such purchase will not contravene any law, rule or regulation binding on the undersigned or any investment guideline or restriction applicable to the undersigned.

(ii) The undersigned is acquiring the Securities for its own account and is not acquiring the Securities as a nominee or agent or otherwise for any other person.

(iii) The undersigned will comply with all applicable laws and regulations the undersigned is required to comply with in connection with the purchase or sale of Securities in effect in any jurisdiction in which the undersigned purchases or sells Securities and obtain any consent, approval or permission the undersigned is required to obtain in connection with such purchase or sale of Securities under the laws and regulations of any jurisdiction to which the undersigned is subject or in which the undersigned makes such purchases or sales, and the Company shall have no responsibility therefor.

(b) Information Concerning the Company.

(i) The undersigned understands and accepts that the purchase of the Securities involves various risks. The undersigned represents that it is able to bear any loss associated with its investment in the Securities.

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(ii) The undersigned confirms that it is not relying on any communication (written or oral) of the Company or any of its affiliates, as investment advice or as a recommendation to purchase the Securities. It is understood that information and explanations related to the terms and conditions of the Securities provided by the Company or any of its affiliates shall not be considered investment advice or a recommendation to purchase the Securities, and that neither the Company nor any of its affiliates is acting or has acted as an advisor to the undersigned in deciding to invest in the Securities. The undersigned acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the Securities for purposes of determining the undersigned’s authority to invest in the Securities.

(iii) The undersigned has had access to information concerning the Company and the Securities as it deems necessary to enable it to make an informed investment decision concerning the purchase of the Securities.

(iv) The undersigned understands that, unless the undersigned notifies the Company in writing to the contrary at or before the Closing, each of the undersigned’s representations and warranties contained in this Subscription Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the undersigned.

(v) The undersigned understands that no federal or state agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment.

(c) Non-reliance.

(i) The undersigned represents that it is not relying on (and will not at any time rely on) any communication (written or oral) of the Company, as investment advice or as a recommendation to purchase the Securities, it being understood that information and explanations related to the terms and conditions of the Securities shall not be considered investment advice or a recommendation to purchase the Securities.

(ii) Except as expressly provided herein, the undersigned confirms that the Company has not (A) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) an of investment in the Securities or (B) made any representation to the undersigned regarding the legality of an investment in the Securities under applicable legal investment or similar laws or regulations. In deciding to purchase the Securities, the undersigned is not relying on the advice or recommendations of the Company and the undersigned has made its own independent decision that the investment in the Securities is suitable and appropriate for the undersigned.

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(d) Status of Undersigned.

(i) The undersigned has such knowledge, skill and experience in business, financial and investment matters that the undersigned is capable of evaluating the merits and risks of an investment in the Securities. With the assistance of the undersigned’s own professional advisors, to the extent that the undersigned has deemed appropriate, the undersigned has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities and the consequences of this Subscription Agreement. The undersigned has considered the suitability of the Securities as an investment in light of its own circumstances and financial condition and the undersigned is able to bear the risks associated with an investment in the Securities and its authority to invest in the Securities.

(ii) The undersigned is an “accredited investor” as defined in as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), or (a)(8) under the Securities Act, and the undersigned is not required to be registered as a broker-dealer under Section 15 of the Exchange Act. The undersigned agrees to furnish any additional information reasonably requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and State Securities Laws in connection with the purchase and sale of the Securities.

(e) Restrictions on Transfer or Sale of Securities. As applies to the undersigned:

(i) The undersigned is acquiring the Securities solely for the undersigned’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Securities. The undersigned understands that the Securities have not been registered under the Securities Act or any State Securities Laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the undersigned in this Subscription Agreement. The undersigned understands that the Company is relying upon the representations and agreements contained in this Subscription Agreement for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii) The undersigned understands that the Securities are “restricted securities” under applicable federal securities laws and that the Securities Act and the rules of the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Securities only pursuant to an effective registration statement under the Securities Act or an exemption therefrom such as the exemption and safe harbor provided under Rule 144 of the Securities Act.

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(iii) The undersigned agrees that the undersigned will not sell, assign, pledge, give, transfer or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act or in a transaction which is exempt from the registration provisions of the Securities Act such as the exemption and safe harbor provided under Rule 144 of the Securities Act; that the certificates representing the Securities will bear a legend making reference to the foregoing restrictions; and that the Company and its affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

7.  Conditions to Obligations of the Undersigned and the Company. The obligations of the undersigned to purchase and pay for the Securities and of the Company to sell the Securities are subject to the satisfaction at or prior to the Closing of the following conditions precedent: the representations and warranties of the Company contained in Section 5 hereof and of the undersigned contained in Section 6 hereof shall be true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing.

8.   Obligations Irrevocable. The obligations of the undersigned to purchase the Securities shall be irrevocable.

9.   Legend. At the Closing, the certificates representing the Securities sold pursuant to this Subscription Agreement will be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

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provided, that the Company shall (a) cause such legend to be promptly removed once a registration statement covering the resale of the Securities is effective under the Securities Act or such legend is no longer required under applicable law and (b) promptly thereafter deliver, or cause to be delivered, to the undersigned new certificate(s) representing the Securities that are free from all restrictive and other legends.

10.   Waiver, Amendment. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

11.   Assignability. Neither this Subscription Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or the undersigned without the prior written consent of the other party.

12.   Waiver of Jury Trial. EACH OF THE COMPANY AND THE UNDERSIGNED IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.

13.   Submission to Jurisdiction. With respect to any suit, action or proceeding relating to any offers, purchases or sales of the Securities by the undersigned (“Proceedings”), each of the Company and the undersigned irrevocably submits to the jurisdiction of the federal or state courts located in the State of Delaware, which submission shall be exclusive unless none of such courts has lawful jurisdiction over such Proceedings.

14.   Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

15.   Section and Other Headings. The section and other headings contained in this Subscription Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Subscription Agreement.

16.   Counterparts. This Subscription Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

17.   Notices. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party shall have specified by notice in writing to the other):

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If to the Company:	Biolase, Inc. 4 Cromwell, Irvine, California, 92618 Facsimile: (949) 273-6685 E-mail: fpignatelli@biolase.net Attention: Chairman & CEO

If to the undersigned:

c/o Oracle Investment Management, Inc. 200 Greenwich Avenue, 3rd Floor Greenwich, Connecticut 06830

Facsimile: (203) 621-3400

E-mail: larry@oraclepartners.com

Attention: Mr. Larry N. Feinberg

with a copy (which shall not constitute notice) to:

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Facsimile: 212-728-9592 Email: ihochman@willkie.com Attention: Mr. Jeffrey Hochman

18.   Binding Effect. The provisions of this Subscription Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

19.   Survival. All representations, warranties and covenants contained in this Subscription Agreement shall survive the acceptance of the subscription by the Company and the delivery of the Securities.

20.   Notification of Changes. Each of the Company and the undersigned hereby covenants and agrees to notify the other upon the occurrence of any event prior to the closing of the purchase of the Securities pursuant to this Subscription Agreement which would cause any representation, warranty, or covenant of such party contained in this Subscription Agreement to be false or incorrect.

21.   Severability. If any term or provision of this Subscription Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Subscription Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this 10th day of February, 2014.

ORACLE PARTNERS L.P.

By: /s/ Larry N. Feinberg

Name: Larry N. Feinberg

Title: Managing Member

ORACLE INSTITUTIONAL PARTNERS L.P.

By: /s/ Larry N. Feinberg

Name: Larry N. Feinberg

Title: Managing Member

ORACLE TEN FUND L.P.

By: /s/ Larry N. Feinberg

Name: Larry N. Feinberg

Title: Managing Member

The offer to purchase Securities as set forth above is confirmed and accepted by the Company as to 1,945,525 shares of Common Stock.

BIOLASE, INC.

By: /s/ Frederico Pignatelli

Name: Federico Pignatelli

Title: Chairman and CEO

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SCHEDULE I

ALLOCATION OF SECURITIES

	Number of Securities	Purchase Price
Oracle Ten Fund L.P.	320,000	$822,400.00
Oracle Institutional Partners L.P.	280,000	$719,600.00
Oracle Partners L.P.	1,345,525	$3,457,999.25
TOTAL	1,945,525	$4,999,999.25

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